VOTING AGREEMENT

     VOTING AGREEMENT (this "Agreement") dated as of August 9, 2000, by and between Lawrence D. Bain ("Bain") and International Bioscience Corporation, a Florida corporation ("IBC").

                                WITNESSETH THAT:

     WHEREAS, Empyrean Bioscience, Inc., a Wyoming corporation ("Empyrean"), issued 5,000,000 shares (the "Shares") of its duly authorized, fully paid and non-assessable common stock, no par value, to IBC pursuant to the terms and provisions of that certain Joint Venture Agreement (the "Joint Venture Agreement") dated as of August 9, 2000, between IBC and Empyrean and, in addition, has entered into a Nonqualified Stock Option Agreement (the "Option Agreement") dated as of August 9, 2000 with IBC, granting IBC an option to purchase an additional 2,226,000 shares of Empyrean's common stock (if and when exercised, the "Option Shares"); and

     WHEREAS, IBC has agreed that it will be in its best interests and in the best interest of Empyrean and Bain if Bain, as a holder of approximately 2,725,000 shares of common stock of Empyrean (together with any additional shares of capital stock of Empyrean Bain directly or indirectly acquires in the future, the "Bain Shares"), and IBC enter into this Agreement, subject to the terms and conditions set out herein; and

     WHEREAS, Empyrean would not have issued any of its common stock or entered into the Joint Venture Agreement or the Option Agreement with IBC without this Agreement being entered into.

     NOW, THEREFORE, to induce Empyrean and IBC to enter into, and in consideration of their entering into, the Joint Venture Agreement and the Option Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

     1. Representations and Warranties of IBC. IBC hereby represents and warrants to Bain as of the date hereof as follows:

          (a) AUTHORITY; NO CONFLICTS. IBC has the necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of IBC, and, assuming due authorization, execution and delivery by Bain, constitutes a legal, valid and binding obligation of IBC, enforceable in accordance with its terms. None of the execution and delivery of this Agreement by and on behalf of IBC, the consummation of the transactions contemplated hereby and compliance with the terms hereof by IBC will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to IBC or to IBC's property or assets. (b) The Shares. IBC is the beneficial owner of the Shares and has the sole right and power to vote and dispose of the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act) of any of the Shares, except as contemplated by this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF BAIN. Bain represents and warrants that this Agreement has been duly authorized, executed and delivered by him and, assuming due authorization, execution and delivery by IBC, constitutes a legal, valid and binding obligation of Bain enforceable in accordance with its terms.

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
     3. Covenants of IBC. Until the termination of this Agreement in accordance with Section 4 hereof, IBC agrees as follows:

          (a) VOTING OF SHARES AND OPTION SHARES. At any meeting of stockholders of Empyrean or at any adjournment thereof or in any other circumstances upon which IBC's vote, consent or other approval as a stockholder of Empyrean is sought, IBC shall vote the Shares and Option Shares in accordance with and in the same manner as Bain votes the Bain Shares.

          (b) PROXIES. As security for the agreements of IBC provided for herein, IBC hereby grants, contemporaneously with the execution of this Agreement, to Bain a proxy, in the form attached hereto as Exhibit A, to vote the Shares and Option Shares as indicated in Section 3(a) above. IBC agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and IBC and Bain will take such further action or execute such other instruments as may be necessary to effectuate the intent of this PROXY.

          (c) NO TRANSFER RESTRICTIONS. IBC shall be free at any time to sell any or all of the Shares or Option Shares to third parties, whether by public resale pursuant to an effective registration statement or pursuant to any valid exemption from the registration requirements under applicable federal and state

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
securities laws. This Agreement shall immediately terminate with respect to any such shares sold, devised, assigned or otherwise disposed of to such third parties upon receipt by Bain of a legal opinion to the effect that such shares were sold pursuant to a public resale on Form S-4 or on any other registration statement as Empyrean shall be qualified to file with respect to such shares or that such transfer is not required to be registered under the Securities Act of 1933, as amended; provided, however, that this Agremeent shall not terminate with respect to those shares sold in a private sale of Shares or Option Shares that, within a 90-day period, exceed the greater of (i) twenty percent (20%) of the total shares of common stock then owned by IBC or (ii) a value of one million dollars (US$1,000,000). In the event IBC acquires, directly or indirectly, any additional shares of capital stock of Empyrean during the term of this Agreement through the exercise of any options under the Option Agreement, such shares shall immediately become subject to this agreement.

          (d) NO ADDITIONAL AGREEMENTS. IBC agrees not to enter into any voting arrangement or understanding with respect to the Shares or Option Shares, whether by proxy, voting agreement or otherwise, or take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling IBC from performing any of its obligations hereunder.

     4. Term and Termination.

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
          (a) In the event that Bain shall cease to act as a director on the board of directors of Empyrean for any reason, including by reason of death, incapacity or resignation, Bain shall, in his sole discretion, either (i) assign all of his rights and obligations relating to this Voting Agreement and the irrevocable proxy granted to Bain by IBC pursuant to Section 3(b) of this Agreement and all voting rights in and a proxy with respect to the Bain Shares, which shares shall be equal to or greater than the number of shares of capital stock of Empyrean Bain holds as of the date hereof, to the then-current chairman of the board of directors of Empyrean as Bain's successor-in-interest to this Agreement or (ii) elect not to assign his rights and obligations under this Agreement to such person, thereby resulting in the termination of this Agreement and all of the rights and obligations of the parties hereunder. In the event the number of shares Bain holds at the time he ceases to be a director shall be less than the number of shares he holds as of the date hereof, this Voting Agreement shall terminate at such time with respect to the Shares and the Option Shares along with all the rights and obligations of the parties hereunder. The right of Bain to assign the proxy to vote the Shares and Option Shares, as described in
Section 4(a)(i) above, shall be a personal right and may not be assigned by Bain to any other person.

          (b) Notwithstanding Section 4(a) above, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect immediately following such time as Empyrean becomes the full legal and beneficial owner of 100% of its issued and outstanding capital stock.

     5. General Provisions.

          (a) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

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
          (c) GOVERNING LAW. (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

               (ii) Except for actions brought for wrongful termination or to seek termination of this Agreement, if any disagreement arises regarding the interpretation of any points of the Agreement or any other point not covered herein or any claims for damages or specific performance, the disagreement, upon request of either party hereto delivered in writing to the other party, shall be resolved by arbitration before a single arbitrator in accordance with the commercial rules and procedures set forth by the American Arbitration Association. The prevailing party in such action or arbitration shall be entitled to receive from the other party a reasonable sum for it's attorneys' fees and all other reasonable costs and expenses incurred in such action or arbitration.

               (iii) The venue of any arbitration between the parties arising from or related to this Agreement shall be in either Miami-Dade County or Palm Beach County, Florida. Any litigation arising from or related to this Agreement shall be brought exclusively in an appropriate state or federal court in Miami-Dade County or Palm Beach County, Florida, and the parties waive any right to challenge such venue.


          (d) COMPLETE AGREEMENT. This Agreement is the sole and complete statement of the parties of their rights and obligations with respect to the subject matter hereof. This Agreement is an integrated agreement and replaces and supersedes any and all previous obligations and agreements between the parties. The parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement. Except as may otherwise be expressly provided herein, by signing this Agreement the parties expressly release each other from any and all existing obligations that pre-date this Agreement as if such obligations have been fully performed and satisfied. Any amendments to this Agreement shall be in writing and executed by both parties hereto.

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
     IN WITNESS WHEREOF, the parties hereto do hereby sign, enter into and acknowledge this Agreement on the date first written above.

                                        INTERNATIONAL BIOSCIENCE CORPORATION



                                        By:_____________________________________

                                        Title:__________________________________



                                        ----------------------------------------
                                        Lawrence D. Bain

                                    Exhibit A

Power of Attorney and Irrevocable Proxy

     Reference is hereby made to that certain Voting Agreement (the "Voting Agreement"), dated as of the date hereof, between the undersigned, IBC (the "Granting Stockholder"), and Lawrence D. Bain (the "Proxyholder"), with respect to certain shares of common stock of Empyrean Bioscience, Inc. owned by IBC, of which this Power of Attorney and Irrevocable Proxy (this "Irrevocable Proxy") forms a part. Capitalized terms used but not defined in this Irrevocable Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Irrevocable Proxy is being delivered by the Granting Stockholder pursuant to Section 3(b) of the Voting Agreement.

     The undersigned Granting Stockholder hereby irrevocably appoints the Proxyholder as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 17-16-722 of the Wyoming Business Corporation Act, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all Shares and Option Shares, now or hereafter owned, of record or beneficially, by the Granting Stockholder, which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Empyrean (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. A copy of the executed Voting Agreement is attached hereto and is made a part of and incorporated into this Proxy.

     THIS POWER OF ATTORNEY AND IRREVOCABLE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST, SUCH INTEREST BEING THE VOTING AGREEMENT. The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and Option Shares that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder with respect thereto. In the event the Granting Stockholder acquires, directly or indirectly, any additional shares of capital stock of Empyrean during the term of the Voting Agreement as described in
Section 3(c) thereof, such shares shall immediately become subject to this irrevocable proxy.

     This Irrevocable Proxy shall be valid and irrevocable until terminated in accordance with the conditions set forth below:

     (a) In the event that the Proxyholder shall cease to act as a director on the board of directors of Empyrean for any reason, including by reason of death, incapacity or resignation, the Proxyholder shall, in his sole discretion, either
(i) assign all of his rights and obligations relating to the Voting Agreement and the irrevocable proxy granted to the Proxyholder by the Granting Stockholder pursuant to Section 3(b) of the Voting Agreement and all voting rights in and a proxy with respect to the Bain Shares, which shares shall be equal to or greater than the number of shares of capital stock of Empyrean the Proxyholder holds as of the date hereof, to the then-current chairman of the board of directors of Empyrean as the Proxyholder's successor-in-interest to the Voting Agreement or
(ii) elect not to assign his rights and obligations under the Voting Agreement to such person, thereby resulting in the termination of the Voting Agreement and all of the rights and obligations of the parties hereunder. In the event the number of shares the Proxyholder holds at the time he ceases to be a director shall be less than the number of shares he holds as of the date hereof, the Voting Agreement shall terminate at such time with respect to the Shares and the Option Shares along with all the rights and obligations of the parties hereunder. The right of the Proxyholder to assign the proxy to vote the Shares and Option Shares, as described in Section 4(a)(i) above, shall be a personal right and may not be assigned by Proxyholder to any other person.

     (b) Notwithstanding paragraph (a) above, the Voting Agreement shall terminate, and no party shall have any rights or obligations hereunder and the Voting Agreement shall become null and void and have no further effect immediately following such time as Empyrean becomes the full legal and beneficial owner of 100% of its issued and outstanding capital stock.

     (c) The Voting Agreement shall immediately terminate with respect to any such Shares or Option Shares sold, devised, assigned or otherwise disposed of by the Granting Stockholder to a third party upon receipt by the Proxyholder of a legal opinion to the effect that such shares were sold pursuant to a public resale on Form S-4 or on any other registration statement as Empyrean shall be qualified to file with respect to such shares or that such transfer is not required to be registered under the Securities Act of 1933, as amended; provided, however, that the Voting Agremeent shall not terminate with respect to those Shares or Option Shares sold in a private sale of such Shares or Option Shares that, within a 90-day period, exceed the greater of (i) twenty percent (20%) of the total shares of common stock then owned by the Granting Stockholder or (ii) a value of one million dollars (US$1,000,000).


Dated as of August 9, 2000

                                        INTERNATIONAL BIOSCIENCE CORPORATION


                                         By:______________________________

                                         Name:__________________________________

                                         Title:_________________________________